Exhibit 32

Written Statement of Chief Executive Officer and Chief Financial Officer

Pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 and 18 U.S.C. 1350

Each of the undersigned, the Chairman and Chief Executive Officer and the Senior Vice President-Chief Financial Officer, of ITC^DeltaCom, Inc., hereby certifies that, on the date hereof:

1.	The quarterly report on Form 10-Q of ITC^DeltaCom, Inc. for the three months ended September 30, 2003 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of ITC^DeltaCom, Inc.

Date: November 14, 2003	/s/ Larry F. Williams

Larry F. Williams Chairman and Chief Executive Officer

Date: November 14, 2003	/s/ Douglas A. Shumate

Douglas A. Shumate Senior Vice President-Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Rule 13a-14(b) under the Securities Exchange Act of 1934 (the “Exchange Act”) and 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document. This certification shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to liability under that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act except to the extent this Exhibit 32 is expressly and specifically incorporated by reference in any such filing.